UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ICON ECI Fund Fifteen, L.P

(Exact name of registrant as specified in its charter)

Delaware	27-3525849
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:                333-169794    (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Partnership Interests

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The limited partnership interests in the Registrant are described in the Prospectus as filed with the Securities and Exchange Commission on June 6, 2011 (File No. 333-169794).  Such description is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description
3.1*	Certificate of Limited Partnership of ICON ECI Fund Fifteen, L.P. filed with the Delaware Secretary of State
4.1**	ICON ECI Fund Fifteen, L.P. Limited Partnership Agreement (included as Exhibit A to the Prospectus)
4.2**	Subscription Agreement, including the limited partner signature page and power of attorney (included as Exhibit C to the Prospectus)

*  Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement on Form S-1 filed on October 6, 2010.
** Previously filed and included in the Prospectus filed on June 6, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ICON ECI Fund Fifteen, L.P.

(Registrant)

Date: February 15, 2012

By:   ICON GP 15, LLC, a Delaware limited liability company, its General Partner

By:  /s/ Michael A. Reisner
 Michael A. Reisner
 Co-President and Co-Chief Executive Officer